For Immediate Release

MANUGISTICS ANNOUNCES THIRD QUARTER FISCAL 2002
RESULTS — EXCEEDS ESTIMATES
“Fourth Quarter Visibility Significantly Improves” Says Owens

ROCKVILLE, Md. - December 20, 2001 - Manugistics Group, Inc. (Nasdaq: MANU), the leading global provider of Enterprise Profit Optimization™ (EPO) solutions, today announced results for its fiscal third quarter ended November 30, 2001. Total revenue in the third quarter decreased to $68.7 million from $70.0 million for the same period in the prior year. Software revenue in the third quarter decreased to $22.1 million from $35.8 million for the same period in the prior year.

In its third quarter, the company reported an adjusted net loss of $7.6 million, or $.11 per basic and diluted share, compared to an adjusted net income of $3.7 million, or $.06 per basic and diluted share, for the same period in the prior year. Adjusted net income or loss per basic and diluted share excludes amortization of intangibles and acquired technology, non-cash stock compensation charges or benefits, settlement of an outstanding lawsuit, impairment of an investment, and restructuring charges; together with the related income tax effects.

“Despite an extremely difficult business climate and unprecedented economic disruptions, we were able to manage relatively well through all of these challenges — including what was effectively a two-month quarter from a selling perspective,” said Greg Owens, Manugistics’ chairman and chief executive officer. “We are seeing a significant improvement in our forward visibility due to our success in signing several million-dollar plus deals early in our fourth quarter, combined with our success working with some of our existing clients to phase software purchases over multiple quarters.”

“We are confident that Manugistics is well-positioned for future growth and adjusted operating profitability. The time is right for Manugistics to further assert our leadership position in the supply chain and supplier relationship management and pricing and revenue optimization markets, as our innovative solutions and strong domain expertise continue to help deliver key business results for our clients,” concluded Owens.

“I am encouraged by the increase in additional sales activities — including an increase in qualified Requests for Proposal (RFP) — within our global sales operations,” said Richard Bergmann, Manugistics’ president. “These increased activities, we believe, indicate that business is beginning to return to normal as senior executives are actively seeking out solutions like Manugistics’, that are designed to help them better manage their businesses by creating operating efficiencies and revenue enhancements.”

Manugistics has established a target of $72 — $75 million total revenue for its fiscal fourth quarter, a sequential increase of 5-9 percent over its third quarter, and an adjusted net loss of $.05 to $.07 per diluted share. In addition, the company expects to achieve operating profitability on an adjusted basis during its first quarter of fiscal 2003.

For the nine-month period ended November 30, 2001, total revenue increased 28 percent to $229.5 million from $178.7 million for the same period in the prior year, and software revenue increased 2 percent to $92.0 million from $90.3 million for the same period in the prior year. The company reported an adjusted net loss of $16.1 million, or $.24 per basic and diluted share, compared to an adjusted net income of $4.3 million, or $.08 per basic and $.07 per diluted share, for the same nine-month period in the prior year.

For the three-month period ended November 30, 2001, the company reported an actual net loss of $45.0 million, or $.66 per basic and diluted share, compared to an actual net income of $9.4 million, or $.16 per basic and $.14 per diluted share, for the same period in the prior year. For the nine-month period ended November 30, 2001, the company reported an actual net loss of $90.1 million, or $1.33 per basic and diluted share, compared to an actual net loss of $11.4 million, or $.20 per basic and diluted share, for the same period in the prior year.

Third Quarter and Other Recent Highlights:

Third Quarter Global Client Wins: The company signed significant software license agreements across key vertical industries in the Americas, Europe and Asia, with new global wins including, among others: Abbott International, Arrow Electronics, The Black & Decker Corporation, CHEP, DHL, Georgia-Pacific Corporation, H.E.B. Grocery Company, IKEA, Japan Air Systems Co., Ltd., Logitech, Michelin, PSA Logistics, Sanmina-SCI, Smorgon Steel, and Tronicus, Inc.

EPO Advances: Manugistics continues to build on its market differentiation as the leader in Enterprise Profit Optimization™ (EPO) — the combination of the cost-reducing power of supplier relationship and supply chain management with the revenue-enhancing capability of pricing and revenue optimization.

Global logistics and transportation company APL has selected a Manugistics EPO solution designed to its enhance customer service by utilizing real-time information to maximize asset allocation and utilization throughout the carrier’s global container shipping network.

Pricing and Revenue Optimization Success: Manugistics continues to attract new clients with its Pricing and Revenue Optimization (PRO) solutions. Long-time Manugistics supply chain client Staples, Inc. will utilize Manugistics NetWORKS Promotions™ and other solutions to help create and manage more effective, higher impact multi-channel promotional events. The solution is designed to link with Staples’ supply-side inventory management and planning operations to help improve promotions forecast accuracy and ensure that at the onset of a promotional event, proper levels of inventory are in place — helping Staples to improve promotional lift, increase customer satisfaction and enhance profits.

Market Leadership Recognition: The company continues to be recognized for innovation and leadership in the technology marketplace:

•	Forbes Best Of The Web fall 2001 survey identified Manugistics as one of the top five providers of both collaboration and logistics/transportation solutions.

•	2002 Automotive News PACE Awards The company was named a finalist in the inaugural Supply Chain Management category for its ground-breaking “Order-to-Deliver” system that has already been adopted by such industry leaders as Mitsubishi Motor Sales of America and Nissan.

•	eMetaprise Top 10 Industry analyst eMetaprise named Manugistics one of the top ten providers of Private Marketplace solutions.

•	“One to Watch” in 2002 CMP Media’s Intelligent Enterprise named Manugistics as a company to watch in 2002 noting that “Manugistics has an ambitious value proposition.”

•	“25 Companies to Watch” In 2002 Cahners Supply Chain/OEM Group, publishers of Modern Materials Handling, Purchasing, Supply Chain Management Review, and a number of other leading publications, listed Manugistics as a company to watch in 2002.

enVISION2001 Europe and Japan: In late September-early October, Manugistics held its award-winning enVISION2001 series in Europe (Geneva) and Japan (Tokyo). The Geneva event was supported by numerous powerhouse sponsors including Accenture, Cap Gemini Ernst & Young, Hewlett-Packard, IBM, Intel, Kalido, KPMG Consulting, Manhattan Associates, and PricewaterhouseCoopers. The Tokyo event was sponsored by such leading Japanese companies as Fujitsu Limited, Mitsubishi Research Institute, Inc., NEC Corporation, NS Solutions Corporation, NTT Comware Corporation.

Manugistics announced that its enVISION2002 global conference series, which begins May 5-8, 2002 in San Diego, will kick-off with a keynote session featuring Jack Welch, former chairman and chief executive officer of General Electric.

Public Sector Advances: Manugistics is the only supply chain solutions provider to be listed on both the U.S. General Services Administration’s Federal Supply Schedule for Management, Organizational and Business Improvement Services (GSA MOBIS) Schedule and the GSA Information Technology Schedule.

Sales Leadership: Robert McFarland, formerly Manugistics’ group vice president for the Americas, responsible for Life Sciences, Retail, Apparel and Consumer Packaged Goods (CPG), was recently promoted to senior vice president of sales for the Americas, reporting to company President Rich Bergmann.

Conference Call Information: Manugistics will conduct a simultaneous conference call and audio web-cast on Thursday, December 20th at 5:00 PM Eastern Standard Time (EST) to discuss the company’s financial performance for its third quarter of fiscal 2002. Interested parties may listen to the web-cast by going to http://www.manugistics.com/ir/

A recording of this call will be available from 7:00 PM EST on Thursday, December 20th, through 7:00 PM EST Wednesday, December 26, 2001. To listen to the recording, callers within North America may call 800-633-8284, or access the audio web-cast at http://www.manugistics.com/ir/. Callers outside North America may call 858-812-6440. Callers to the recording will be required to enter the access number for this call, which is 20070194.

For financial tables, click here.

About Manugistics Group, Inc.
Manugistics helps companies lower operating costs, improve customer service, enhance profitability, and accelerate growth by optimizing the supply-demand network from design and procurement through pricing and delivery. The company provides comprehensive solutions — for supplier relationship management, supply chain management, and pricing and revenue optimization. Its clients include industry leaders such as 3Com, Amazon.com, Boeing, BP, Brown & Williamson, Caterpillar, Cisco Systems, Coca-Cola Bottling, Compaq, DuPont, eConnections, Fairchild Semiconductor, Ford Motor Company, General Electric, Harley-Davidson, Hormel, Levi Strauss & Co., Marriott, Nestle, Texas Instruments, Timberland, Unilever, and United Airlines. For more information, go to www.manugistics.com.

FOR ADDITIONAL INFORMATION REGARDING THIS ANNOUNCEMENT, CONTACT THE MANUGISTICS NEWSBUREAU HOTLINE AT 301-984-5330.

Investor Contacts:
Nate Wallace
Manugistics Group, Inc.
Investor Relations
301-984-5059

Raj Rajaji
Manugistics Group, Inc.
Chief Financial Officer
301-984-5087

Press Contacts:
Didi Blackwood
Manugistics Group, Inc.
dblackwo@manu.com
301-984-5330

John Conley
Ogilvy PR (For Manugistics)
john.conley@dc.ogilvypr.com
202-452-9524

###

FORWARD LOOKING LANGUAGE

This announcement contains forward-looking statements that involve risks and uncertainties that include, among others, increased economic uncertainty following the tragedy of September 11, 2001, the timing and degree of any business recovery in light of the continuing economic downturn, anticipated losses, unpredictability of future revenues, potential fluctuations in quarterly operating results, competition, risks related to quarterly performance, risks of new business areas, international expansion, business combinations and strategic alliances, lengthening of sales cycles for software products and services, and the effectiveness of the cost reduction efforts undertaken by Manugistics. A decreased demand for computer software due to weakened economic conditions could result in decreased revenues or lower revenue growth rates. Words such as “anticipates”, “believes”, “continue”, “estimates”, “expects”, “intends”, “may”, “plans”, “predicts”, “potential”, “should”, “strategy”, “will”, and similar expressions referenced in this announcement are intended to identify forward-looking statements. More information about factors that potentially could affect Manugistics’ financial results is included in Manugistics filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended February 28, 2001, Quarterly Report on Form 10-Q for the quarter ended August 31, 2001, and to Registration Statement on Form S-3, effective October 19, 2001. Manugistics assumes no obligation to update the forward-looking information contained in this announcement.

Manugistics is a registered trademark, and the Manugistics logo, the phrase “Leveraged Intelligence,” Enterprise Profit Optimization, and Manugistics NetWORKS Promotions, are trademarks of Manugistics, Inc. All other product or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.

MANUGISTICS GROUP, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share date)

	Three Months Ended		Nine Months Ended
	November 30,		November 30,
	(Unaudited)		(Unaudited)

REVENUES:	2001	2000	2001	2000

Software	$22,150	$35,807	$92,015	$90,290
Services	27,575	20,557	82,629	49,097
Support	19,020	13,632	54,875	39,278

Total revenue	68,745	69,996	229,519	178,665
OPERATING EXPENSES:
Cost of Revenue:
Cost of software	4,750	4,307	14,848	12,964
Amortization of acquired technology	2,654	36	6,553	110
Cost of services and support	23,598	14,198	71,212	39,213
Sales and marketing	26,889	30,710	91,002	78,844
Product development	17,232	8,964	53,993	25,179
General and administrative	6,375	5,972	21,170	16,282
Amortization of intangibles	21,800	575	62,730	1,714
Non-cash stock compensation (benefit) charge	1,303	(6,073)	(4,160)	14,638
Restructuring costs	4,193	—	6,612	—
IRI settlement (1)	3,115	—	3,115	—

Total operating expenses	111,909	58,689	327,075	188,944

(LOSS) INCOME FROM OPERATIONS	(43,164)	11,307	(97,556)	(10,279)
OTHER (EXPENSE) INCOME, NET (2)	(12,250)	306	(12,433)	1,021

(LOSS) INCOME BEFORE INCOME TAXES	(55,414)	11,613	(109,989)	(9,258)
(BENEFIT) PROVISION FROM INCOME TAXES	(10,434)	2,190	(19,919)	2,154

NET (LOSS) INCOME	$(44,980)	$9,423	$(90,070)	$(11,412)

NET (LOSS) INCOME PER SHARE:
BASIC	($0.66)	$0.16	($1.33)	($0.20)
DILUTED	($0.66)	$0.14	($1.33)	($0.20)
SHARES USED IN NET (LOSS) INCOME PER SHARE
CALCULATION:
BASIC	68,142	57,969	67,736	57,378
DILUTED	68,142	66,224	67,736	57,378

(1)  In December, the Company and Information Resources, Inc. (IRI) entered into a settlement agreement pursuant to which the companies have released each other from all claims. The Company has agreed to pay an aggregate of $8.6 million over the next 2-4 quarters of which up to $3.9 million may be paid in common stock of the Company under certain circumstances. The settlement charge reflected in the financial statements represents the amount in excess of the related liability accrued in prior years.

(2)  Three months and nine months ended November 30, 2001 includes loss on Converge Investment of approximately $10.2 million

MANUGISTICS GROUP, INC AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(in thousands, except per share date)

	Three Months Ended		Nine Months Ended
	November 30,		November 30,
	(Unaudited)		(Unaudited)

ADJUSTED INCOME (LOSS) PER SHARE INFORMATION	2001	2000	2001	2000

Net (loss) income, as reported	$(44,980)	$9,423	$(90,070)	$(11,412)
Adjustments:
Amortization of intangibles and acquired technology	24,454	611	69,283	1,824
Non-cash stock compensation (benefit) charge	1,303	(6,073)	(4,160)	14,638
Converge impairment	10,150	—	10,150	—
IRI settlement	3,115	—	3,115	—
Restructuring costs	4,193	—	6,612	—
Income tax effect of adjustments	(5,815)	(229)	(10,990)	(710)

Net (loss) income, as adjusted	$(7,580)	$3,732	$(16,060)	$4,340

NET (LOSS) INCOME PER SHARE, AS ADJUSTED:
BASIC	($0.11)	$0.06	($0.24)	$0.08
DILUTED	($0.11)	$0.06	($0.24)	$0.07
SHARES USED IN NET (LOSS) INCOME PER SHARE CALCULATION:
BASIC	68,142	57,969	67,736	57,378
DILUTED	68,142	66,224	67,736	64,767

MANUGISTICS GROUP, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	November 30,	February 28,
	2001	2001

	(Unaudited)

ASSETS

CURRENT ASSETS:
Cash, cash equivalents and marketable securities	$223,801	$300,308
Accounts receivable, net	78,797	84,211
Deferred tax assets	8,840	9,175
Other current	10,070	12,536

Total current assets	321,508	406,230
NONCURRENT ASSETS:
Property and equipment, net	21,905	19,275
Software development costs, net	14,678	15,709
Deferred tax assets	6,099	—
Intangible and other assets	369,458	406,047

TOTAL	$733,648	$847,261

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$8,942	$9,923
Accrued liabilities	39,336	53,910
Deferred revenue	40,785	41,729

Total current liabilities	89,063	105,562
NONCURRENT LIABILITIES:
Long-term debt	250,348	250,133
Deferred tax liabilities	—	16,062
Other	5,875	5,183
STOCKHOLDERS’ EQUITY	388,362	470,321

TOTAL	$733,648	$847,261

MANUGISTICS GROUP, INC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(in thousands)

	Three Months Ended		Nine Months Ended
	November 30,		November 30,
	(Unaudited)		(Unaudited)

	2001	2000	2001	2000

Days sales outstanding — accounts receivable, net	103	92
Product development costs, as reported	$17,232	$8,964	$53,993	$25,179
Capitalized software development costs	2,484	2,229	7,711	6,760

Gross product development costs	$19,716	$11,193	$61,704	$31,939

Gross product development costs — % of revenue	28.7%	16.0%	26.9%	17.9%
Capitalized software development costs	$2,484	$2,229	$7,711	$6,760
Amortization of capitalized software development costs	(2,568)	(2,322)	(8,522)	(6,867)

Net	$(84)	$(93)	$(811)	$(107)